Exhibit 21

SUBSIDIARIES OF WORTHINGTON INDUSTRIES, INC.

The following is a list of the subsidiaries, direct and indirect, of Worthington Industries, Inc., an Ohio corporation, together with their respective jurisdictions of incorporation or organization as of May 31, 2013. The names of indirectly-owned subsidiaries are indented under the names of their respective immediate parents:

Enterprise Protection Insurance Company	Vermont
Worthington Industries Leasing, LLC	Ohio
Worthington Services, LLC	Ohio
Worthington Industries Medical Center, Inc.	Ohio
Worthington Steel of Michigan, Inc. (d/b/a The Worthington Steel Company)	Michigan
Angus Industries, Inc.	Delaware
Angus-Palm, LLC	Delaware
Advanced Component Technologies, Inc.	Minnesota
Cleveland Pickling, Inc.	Delaware
Dietrich Industries, Inc.	Pennsylvania
Worthington Integrated Building Systems, LLC	Ohio
Worthington Mid-Rise Construction, Inc.	Ohio
Dietrich Building Systems Consulting Company Ltd. (Shanghai)	China
Worthington Construction Group, Inc.	Ohio
Worthington Military Construction, Inc.	Ohio
Worthington Metal Fabricators, LLC (f/k/a Worthington Stairs, LLC)	Ohio
The Sharon Companies, Inc.	Ohio
GerCo Holdings, Inc.	Ohio
WSC Acquisition, LLC	Ohio
Worthington-Buckeye, Inc.	Ohio
Worthington Cylinder Corporation	Ohio
Structural Composites Industries, LLC	Delaware
Worthington Cylinder Corporation, LLC	Ohio
WI Netherlands Holdings, C.V.	Netherlands
Worthington Industries Global Holdings, LLC	OH
Worthington Industries Mauritius	Mauritius
Worthington Industries Global Holdings, LLC & Co. OG	Austria
Worthington Industries International S.a.r.l.	Luxembourg
Worthington Cylinders GmbH	Austria
Worthington Cylinders-Embalagens Industriais de Gas, S.A.	Portugal
Worthington Steel Mexico, S.A. de C.V.	Mexico
Stako Sp. z.o.o.	Poland
Worthington Cylinders Kansas, LLC	Ohio
Worthington Cylinders Mississippi, LLC	Ohio
Worthington Cylinders Wisconsin, LLC	Ohio
Worthington Cylinders of Canada Corp.	Canada
Worthington Torch, LLC	Ohio
Westerman, Inc.	Ohio
Westerman Acquisition Co., LLC	OH
Westerman Nuclear, LLC	OH
Westerman Rocky Mountain LLC	OH
Worthington Energy Group, Inc.	Ohio

Worthington Global Group, LLC	Ohio
The Worthington Steel Company (formerly Worthington Ventures, Inc.)	Delaware
Worthington Steelpac Systems, LLC	Delaware
The Worthington Steel Company	Ohio
Worthington Receivables Corporation	Delaware
VCS/WOR, Inc.	Ohio
Viking & Worthington Steel Enterprise, LLC	Ohio
The Worthington Steel Company, LLC	Ohio
The Worthington Steel Company of Decatur, Inc.	Michigan
Worthington Precision Steel, Inc.	Ohio
Precision Specialty Metals, Inc.	Delaware
Worthington Steel Company of Decatur, L.L.C.	Alabama
Worthington OEG Company	Michigan
Worthington Steel Company of Alabama, Inc. & Co. OEG	Austria
Worthington Warehouse, Inc.	Michigan
Worthington WSP, LLC	Michigan
Joint Ventures
ArtiFlex Manufacturing, LLC (1)	Delaware
4400 Donker Land, LLC	Michigan
Clarkwestern Dietrich Building Systems, LLC (2)	Ohio
Gestamp Worthington Wind Steel, LLC(3)	Delaware
Samuel Steel Pickling Company (4)	New York
Serviacero Planos, S. de R.L. de C.V. (5)	Mexico
(Serviacero Planos Servicios, S.A. de C.V. (i.e. services company to JV Company)	Mexico
Spartan Steel Coating, LLC (6)	Michigan
TWB Company, L.L.C. (7)	Michigan
TWB of Ohio, Inc.	Ohio
TWB Industries, S.A. de C.V.	Mexico
TWB de Mexico, S.A. de C.V.	Mexico
ThyssenKruppTailored Blanks, S.A. de C.V.	Mexico
Worthington Armstrong Venture (WAVE) (8)	Delaware
Worthington Energy Innovations, LLC (9)	Ohio
Worthington Modern Steel Framing Manufacturing Co., Ltd. (10)	PRC (China)
Worthington Nitin Cylinders Limited (11)	India
Worthington Specialty Processing (WSP) (12)	Michigan
Worthington Taylor, LLC	Michigan
ProCoil Company, LLC	Delaware

(1)	Unconsolidated joint venture with 50% owned by GerCo Holdings, Inc. and 50% owned by ITS-H Holdings, LLC
(2)	Unconsolidated joint venture with 25% owned by Dietrich Industries, Inc. and 75% owned by ClarkWestern Building Systems Inc.
(3)	Unconsolidated joint venture with 50% owned by Worthington Energy Group, Inc. and 50% owned by Gestamp Wind Steel U.S., Inc.
(4)	Unconsolidated joint venture, operating as a general partnership, with 31.25% owned by Cleveland Pickling, Inc. and 68.75% owned by Samuel Manu-Tech Pickling, Inc.
(5)	Unconsolidated joint venture with 50% owned by Worthington Steel Mexico, S.A. de C.V. and 50% owned by Inverzer, S.A. de C.V.
(6)	Consolidated joint venture with 52% owned by Worthington Steel of Michigan, Inc. and 48% owned by Severstal Dearborn, Inc.
(7)	Unconsolidated joint venture with 45% owned by Worthington Steel of Michigan, Inc. and 55% owned by ThyssenKrupp Steel North America, Inc.

(8)

Unconsolidated joint venture, operating as a general partnership, with 50% owned by The Worthington Steel Company (Delaware) and 50% owned by Armstrong Ventures, Inc., a subsidiary of Armstrong World Industries, Inc.

(9)	Consolidated joint venture with 75% owned by Worthington Energy Group, Inc., 20% owned by Professional Supply, Inc. and 5% owned by Stonehenge Structured Finance Partners, LLC
(10)	Unconsolidated joint venture with 60% owned by Hubei Modern Urban Construction & Development Group Co., Ltd. and 40% owned by Worthington Industries International S.a.r.l.
(11)	Consolidated joint venture, with 60% owned by Worthington Industries Mauritius and 40% owned by Nitin Fire Protection Industries Limited
(12)	Unconsolidated joint venture, operating as a general partnership, with 51% owned by Worthington WSP, LLC and 49% by USS WSP, LLC.